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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Planet Hollywood International, Inc. of our report dated March 3, 1998 relating to the financial statements of Planet Hollywood International, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
Orlando, Florida
May 1, 1998